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                                                                     EXHIBIT 2.1

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

            This FIRST AMENDMENT, dated as of December 1, 2004 (this "Amendment"), to the Agreement and Plan of Merger, dated as of September 11, 2004, among WPP Group plc, an English public limited company ("Parent"), Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Grey Global Group Inc., a Delaware corporation (the "Company").

            WHEREAS, Parent, Merger Sub and the Company have entered into the Agreement and Plan of Merger, dated as of September 11, 2004 (the "Merger Agreement");

            WHEREAS, Parent, Merger Sub and the Company each desire to enter into this Amendment for the purpose of amending the Merger Agreement;

            WHEREAS, Section 8.4 of the Merger Agreement permits Parent, Merger Sub and the Company, by action taken or authorized by their respective Boards of Directors, to amend the Merger Agreement by an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; and

            WHEREAS, Parent, Merger Sub and the Company each desire to amend the Merger Agreement as provided herein.

            NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, Parent, Merger Sub and the Company agree as follows:

            1. Amendment to Section 8.1(c) of the Merger Agreement. Section 8.1(c) of the Merger Agreement is hereby amended by deleting the phrase "nine months" and replacing it with the phrase "eleven months".

            2. Representations and Warranties. Each of Parent, Merger Sub and the Company represents and warrants that (a) it has the corporate power and authority to execute and deliver this Amendment, (b) this Amendment has been duly and validly authorized by all necessary action of its board of directors, and (c) this Amendment has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

            3. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

            4. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which

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when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            5. No Other Amendments. Except to the extent expressly amended by this Amendment, all terms of the Merger Agreement shall remain in full force and effect without amendment, change or modification.

            6. References to Merger Agreement. All references in the Merger Agreement to the "Agreement" shall be deemed to be the Merger Agreement as amended by this Amendment.

            7. Defined Terms. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.


                            [Signature Page Follows]


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            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            WPP GROUP PLC

                                            By: /s/ Paul Richardson
                                                ---------------------------
                                                Name:  Paul Richardson
                                                Title: Group Finance Director


                                            ABBEY MERGER CORPORATION

                                            By:  /s/ Paul Richardson
                                                 ---------------------------
                                                 Name: Paul Richardson
                                                 Title:President


                                            GREY GLOBAL GROUP INC.

                                            By:      /s/ Steven G. Felsher
                                                     ---------------------------
                                                     Name:  Steven G. Felsher
                                                     Title:    Vice Chairman